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                                                                      EXHIBIT 11

              TELEPORT COMMUNICATIONS GROUP INC. AND SUBSIDIARIES

                         COMPUTATION OF LOSS PER SHARE

         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

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
                             THREE MONTHS ENDED           NINE MONTHS ENDED
                                SEPTEMBER 30,               SEPTEMBER 30,
                          --------------------------  ---------------------------
                              1997          1996          1997           1996
                              ----          ----          ----           ----
Net loss................  $(53,784,000) $(33,704,000) $(150,144,000) $(72,139,000)
                          ============  ============  =============  ============
Primary loss per common
 share:
Weighted average number
 of shares outstanding..   165,502,998   158,876,191    164,053,559   100,234,987
                          ============  ============  =============  ============
Loss per share..........  $       (.32) $       (.21) $        (.92) $       (.72)
                          ============  ============  =============  ============
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